Exhibit 99.1

OrthoPediatrics Corp. Announces Proposed Public Offering of Common Stock

WARSAW, Indiana, December 10, 2019 — OrthoPediatrics Corp. (“OrthoPediatrics”) (Nasdaq: KIDS), a company exclusively focused on advancing the field of pediatric orthopedics, announced today that it is commencing an underwritten public offering of its common stock. OrthoPediatrics and certain of its stockholders are proposing to sell shares of common stock, including shares to be offered by certain selling stockholders. OrthoPediatrics will not receive any proceeds from the sale of the shares by the selling stockholders. In addition, OrthoPediatrics intends to grant the underwriters a 30-day option to purchase additional shares of its common stock at the public offering price, less the underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

OrthoPediatrics intends to use the net proceeds from the proposed offering to invest in implant and instrument sets for consignment to its customers, fund research and development activities, expand its sales and marketing programs and working capital and general corporate purposes.

Piper Jaffray and Stifel are acting as joint book-running managers and BTIG, JMP Securities and SunTrust Robinson Humphrey are acting as co-managers of the proposed offering.

The proposed offering will be made pursuant to a shelf registration statement on Form S-3 that became effective on November 9, 2018. The proposed offering will be made only by means of a written prospectus and prospectus supplement that form part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov.  When available, copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained for free from the offices of Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, via telephone at (800) 747-3924 or via email at prospectus@pjc.com; or from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, via telephone at (415) 364-2720 or via email at syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

2850 Frontier Drive					TOLL-FREE	877.268.6339
Warsaw, Indiana 46582					PHONE	574.268.6379
www.orthopediatrics.com	TRAUMA & DEFORMITY	SCOLIOSIS	SPORTS MEDICINE	CLINICAL EDUCATION	FAX	574.269.3692

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 7, 2019 and OrthoPediatrics’ other filings with the SEC from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Investor Contacts

The Ruth Group

Tram Bui / Emma Poalillo

(646) 536-7035 / 7024

tbui@theruthgroup.com / epoalillo@theruthgroup.com

2850 Frontier Drive					TOLL-FREE	877.268.6339
Warsaw, Indiana 46582					PHONE	574.268.6379
www.orthopediatrics.com	TRAUMA & DEFORMITY	SCOLIOSIS	SPORTS MEDICINE	CLINICAL EDUCATION	FAX	574.269.3692